EXHIBIT 99.1
TANGER PROVIDES OPERATIONAL, BALANCE SHEET & GOVERNANCE UPDATES
Weekly Traffic Exceeds 90% of Prior Year and Open Stores as a Percentage of Occupied Stores Approaches 90% at Centers Where In-Store Retail Has Been Allowed for 30 Days or More
Proactively Amends Debt Agreements, Pays Down Lines by $100 Million
Eliminates Single-Trigger Change-in-Control Benefits from Executive Employment Agreements

Greensboro, NC, June 15, 2020, Tanger Factory Outlet Centers, Inc. (NYSE:SKT) provided liquidity and operational updates and announced the completion of amendments to certain debt agreements and executive employment contracts.

“As governmental mandates are lifted, we are encouraged to see retailers reopen their stores and pleased that traffic is returning to our centers. This demonstrates the durability of Tanger’s value proposition for retailers and for the consumer,” said Steven B. Tanger, Chief Executive Officer.

Currently, mandates have been eased or lifted and in-store shopping for non-essential retail is allowed at all 39 of the Company’s centers, the vast majority of which are open-air properties. As of June 14, open stores represented 72% of total occupied stores in the consolidated portfolio, 68% of total gross leasable area and 69% of pre-COVID-19 annualized base rent. Weekly traffic exceeds 85% of prior year levels. At centers where in-store retail has been allowed for 30 days or more, weekly traffic exceeds 90% of prior year levels and open stores as a percentage of total occupied stores are approaching 90%.

On June 11, 2020, Tanger completed amendments to debt agreements for its lines of credit and bank term loan, primarily to maximize future covenant flexibility. The amendments, among other things, allow the Company to access the existing surge leverage provision, which provides for an increase to the maximum thresholds to 65% from 60% for total leverage and unsecured leverage, for twelve months starting July 1, 2020, during which time share repurchases are prohibited. Additionally, the amendments calculate certain metrics on an adjusted annualized basis for measurement periods that end during the nine-month period starting October 1, 2020. Some definitional modifications related to the calculation of certain covenants are permanent, including the netting of cash balances in excess of $30 million (or debt maturing in the next 24 months, if less) from liability and asset calculations for certain covenants. The foregoing summary does not constitute a complete description of the amendments. Further details are available in the Form 8-K filed today, with exhibits that include the amendments in their entirety.

Today, the Company repaid $100 million of the outstanding balances under its lines of credit. After the paydown, Tanger’s cash on hand was approximately $433 million and the Company’s unused capacity under its lines of credit was approximately $100 million.

In response to shareholder feedback and as part of Tanger’s commitment to robust executive pay practices, the Company also recently amended the employment contracts of several executives to reflect their agreement to forego the right to certain severance benefits upon voluntary resignation following a change in control. Single-trigger change-in-control severance benefits are no longer included in any of Tanger’s employment contracts. Specific details regarding these amendments are available in the Form 8-K filed on June 8, 2020.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT), is a publicly-traded REIT headquartered in Greensboro, North Carolina that presently operates and owns, or has an ownership interest in, a portfolio of 39 upscale outlet shopping centers. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 14.3 million square feet, leased to over 2,800 stores which are operated by more than 510 different brand name companies. The Company has more than 39 years of experience in the outlet industry. Tanger Outlet Centers continue to attract more than 181 million visitors annually. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "forecast" or similar expressions, and include statements regarding retail trends following the lifting of COVID-19 government mandates and the impacts of the amendments to the Company’s credit agreements.
You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the COVID-19 pandemic; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; the bankruptcy of one or more of the retailers in our centers; the fact certain of our lease agreements include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence, public health crises and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from Tanger Properties Limited Partnership (the “Operating Partnership”) to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - "Risk Factors" in the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the Company's other filings with the SEC. Accordingly, there is no assurance that the Company's expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company's Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information

Cyndi Holt	Jim Williams
VP, Investor Relations	EVP & CFO
336-834-6892	336-834-6800
cyndi.holt@tangeroutlets.com	jim.williams@tangeroutlets.com

Media Contact Information

Quentin Pell
VP, Corporate Communications and Enterprise Risk Management
336-834-6827
quentin.pell@tangeroutlets.com